Exhibit 4.2

TEXTRON INC.

4.50% Convertible Senior Notes due 2013

as Issuer

SUPPLEMENTAL INDENTURE

Dated as of May 5, 2009

to Indenture

Dated as of September 10, 1999

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
(as successor to The Bank of New York)

as Trustee

i

ii

EXHIBITS

Exhibit A	–	Form of Note	A-1
Exhibit B	–	Form of Conversion Notice	B-1
Exhibit C	–	Form of Fundamental Change Repurchase Notice	C-1
Exhibit D	–	Form of Assignment	D-1

iii

SUPPLEMENTAL INDENTURE dated as of May 5, 2009 between TEXTRON INC., a Delaware corporation, as issuer (the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (as successor to The Bank of New York), a national banking association organized under the laws of the United States, as trustee (the “Trustee”) under the indenture dated as of September 10, 1999 between the Company and the Trustee (as amended and supplemented from time to time in accordance with the terms thereof, the “Original Indenture”).

RECITALS OF THE COMPANY

WHEREAS, the Company executed and delivered the Original Indenture to the Trustee to provide, among other things, for the future issuance of the Company’s unsecured Securities from time to time in one or more series as might be determined by the Company under the Original Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Original Indenture;

WHEREAS, Section 3.1 of the Original Indenture provides for the Company to establish Securities of any series pursuant to an indenture supplemental, and 9.1(6) of the Original Indenture provides for the Company and the Trustee to enter into such indenture supplemental to establish the form or terms of Securities of such series as permitted by Sections 2.1 and 3.1 of the Original Indenture without the consent of any Holders;

WHEREAS, the Board of Directors has duly adopted resolutions authorizing the Company to execute and deliver this Supplemental Indenture;

WHEREAS, pursuant to the terms of the Original Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its “4.50% Convertible Senior Notes due 2013” (the “Notes”), the form and substance of the Notes and the terms, provisions and conditions thereof to be set forth as provided in the Original Indenture and this Supplemental Indenture;

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Conversion Notice, the Form of Fundamental Change Repurchase Notice and the Form of Assignment to be borne by the Notes are to be substantially in the forms hereinafter provided for; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary to make (i) this Supplemental Indenture a valid and legally binding instrument in accordance with its terms and (ii) the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid and legally binding obligations of the Company, have been performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Notes by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1

Definitions and Other Provisions of General Application

SECTION 1.01.   Scope of Supplemental Indenture.  The changes, modifications and supplements to the Original Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Notes and shall not apply to any other Securities that may be issued under the Original Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements.  The provisions of this Supplemental Indenture shall supersede any corresponding provisions in the Original Indenture.

SECTION 1.02.   Definitions.  For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(i)            the terms defined in this Article 1 shall have the meanings assigned to them in this Article and include the plural as well as the singular;

(ii)           all words, terms and phrases defined in the Original Indenture (but not otherwise defined herein) shall have the same meanings as in the Original Indenture;

(iii)          all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, shall have the meanings assigned to them in the Trust Indenture Act;

(iv)          all accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of this instrument; and

(v)           the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

“Additional Shares” has the meaning specified in Section 9.03.

“Adjustment Event” has the meaning specified in Section 9.04(k).

“Agent Members” has the meaning specified in Section 2.03(d)(v).

“Bid Solicitation Agent” means the financial institution appointed by the Company to solicit bids for the Trading Price of the Notes in accordance with Section 9.01(a)(2).  The Bid Solicitation Agent appointed by the Company shall initially be the Trustee.

“Business Day” means, solely for purposes of the Indenture and notwithstanding the definition thereof in Section 1.1 of the Original Indenture, each Monday, Tuesday,

Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are authorized or obligated by law or executive order to close.

“Capital Lease,” as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“close of business” means 5:00 p.m. (New York City time).

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the Common Stock, par value $0.125 per share, of the Company, or such other Capital Stock into which the Company’s common stock is reclassified or changed.

“Continuing Director” means a director who either was a member of the Board of Directors on April 29, 2009 or who becomes a member of the Board of Directors subsequent to that date and whose election, appointment or nomination for election by the stockholders of the Company, is duly approved by a majority of the Continuing Directors on the Board of Directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors in which such individual is named as nominee for director. Solely for purposes of this definition, the phrase “or any duly authorized committee of that board” in the definition of “Board of Directors” shall be disregarded.

“Conversion Agent” means the agency appointed by the Company to which Notes may be presented for conversion.  The Conversion Agent appointed by the Company shall initially be the Trustee.

“Conversion Date” has the meaning specified in Section 9.02(a).

“Conversion Notice” has the meaning specified in Section 9.02(a).

“Conversion Obligation” has the meaning specified in Section 9.01(a).

“Conversion Price” on any date of determination means $1,000, divided by the Conversion Rate as of such date.

“Conversion Rate” has the meaning specified in Section 9.01(a).

“Conversion Value,” for every $1,000 principal amount of a Note being converted, means an amount equal to the sum of the Daily Conversion Values for each of the forty-five (45) Settlement Period Trading Days in the Settlement Period.

“Current Market Price” means the average of the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading-Day period ending on the Trading Day immediately preceding the declaration date for the distribution requiring such computation.

“Daily Conversion Value” for any Settlement Period Trading Day equals 1/45th of (x) the Conversion Rate in effect on that Settlement Period Trading Day, multiplied by (y) the VWAP of the Common Stock on that Settlement Period Trading Day.

“declaration date” and “date of declaration” shall mean, with respect to a distribution by the Company to all or substantially all of its holders of Common Stock, the date on which the distribution has been authorized by the Board of Directors under applicable law.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” has the meaning set forth in the Original Indenture, which shall initially be DTC until a successor shall have been appointed and become such pursuant to the applicable provisions of the Indenture, and thereafter, “Depositary” shall mean such successor.

“Determination Date” has the meaning specified in Section 9.04(k).

“Distributed Property” has the meaning specified in Section 9.04(c).

“DTC” means The Depository Trust Company.

“Effective Date” has the meaning specified in Section 9.03.

“Event of Default” has the meaning set forth in the Original Indenture, as supplemented by the events set forth in Section 6.01 hereof.

“Ex-Dividend Date” means, in respect of a dividend or distribution to holders of Common Stock, the first date upon which a sale of the Common Stock does not automatically transfer the right to receive the relevant dividend or distribution from the seller of the Common Stock to its buyer.

“Expiration Date” has the meaning specified in Section 9.04(e).

“Expiration Time” has the meaning specified in Section 9.04(e).

“Fair Market Value” means the amount that a willing buyer would pay to a willing seller in an arms’ length transaction, as determined by the Board of Directors.

“Fixed Cash Amount” has the meaning specified in Section 9.02(b).

“Fixed Dollar Amount” has the meaning specified in Section 9.02(b).

“Full Interest Period” means a period of days during which interest accrues from, and including, an Interest Payment Date to, but excluding, the next Interest Payment Date.

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued that any of the following occurs:

(i)            a “person” or “group” (within the meaning of Section 13(d) of the Exchange Act), other than the Company, its Subsidiaries or the employee benefit plans of the Company or any such Subsidiary of the Company, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity;

(ii)           consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets or (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or any conveyance, transfer, sale, lease or other disposition in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Subsidiaries; provided, however, that a transaction where the holders of more than 50% of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee immediately after such event shall not be a Fundamental Change;

(iii)          Continuing Directors cease to constitute at least a majority of the Board of Directors;

(iv)          the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

(v)           the Common Stock (or other common stock into which the Notes are then convertible) ceases to be listed on at least one national securities exchange;

provided, however, that a Fundamental Change shall not be deemed to have occurred if at least 90% of the consideration, excluding cash payments for fractional shares, in the transaction or transactions constituting the Fundamental Change consists of shares of Publicly Traded Securities and as a result of such transaction or transactions the Notes become convertible into such Publicly Traded Securities in accordance with Section 9.05, subject to the provisions of Section 9.02.

For purposes of this definition, whether a “person” is a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the Exchange Act and “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.  In addition, solely for purposes of clause (iii) above, the phrase “or any duly authorized committee of that board” in the definition of “Board of Directors” shall be disregarded.

“Fundamental Change Company Notice” has the meaning specified in Section 3.01(b).

“Fundamental Change Repurchase Date” has the meaning specified in Section 3.01(a).

“Fundamental Change Repurchase Expiration Time” has the meaning specified in Section 3.01(a)(1).

“Fundamental Change Repurchase Notice” has the meaning specified in Section 3.01(a)(1).

“Fundamental Change Repurchase Price” has the meaning specified in Section 3.01(a).

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board as in effect from time to time.

“Global Note” means any Note that is a Global Security.

“Indebtedness” for purposes of Section 6.01(c) hereof, as applied to any Person, means, without duplication, (i) all indebtedness for borrowed money of that Person, (ii) that portion of obligations with respect to Capital Leases which is properly classified as a liability on a balance sheet of that Person in conformity with GAAP, (iii) notes payable of that Person and drafts accepted by that Person representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation of that Person owed for all or any part of the deferred purchase price of property or services which purchase price is (A) due more than twelve months from the date of incurrence of the obligation in respect thereof, or (B) evidenced by a note or similar written instrument, (v) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vi) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person and (vii) any guarantee of that Person, direct or indirect, of any indebtedness, note payable, draft accepted, or obligation described in clauses (i)-(vi) above of any other Person.

“Indenture” means the Original Indenture, solely to the extent it governs the Notes, as supplemented by this Supplemental Indenture as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Supplemental Indenture and any such supplemental indenture, respectively.

“Initial Dividend Threshold” has the meaning specified in Section 9.04(d).

“Interest Payment Date” has the meaning specified in Section 2.03(c).

“Last Reported Sale Price” of the Common Stock on any date means:

(i)            the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported by the New York Stock Exchange; or

(ii)           if the Common Stock is not listed for trading on the New York Stock Exchange, the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded; or

(iii)          if the Common Stock is not listed for trading on a U.S. national or regional securities exchange, the closing price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) for the Common Stock on that date as reported by the OTC Bulletin Board (or successor thereto); or

(iv)          if not so reported by the OTC Bulletin Board (or successor thereto), the last quoted bid price for the Common Stock in the over-the-counter market on that date as reported by Pink OTC Market Inc. or similar organization; or

(v)           if the Common Stock is not so quoted by Pink OTC Market Inc. or similar organization, the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from a nationally recognized independent investment banking firm selected by the Company for this purpose.

The Last Reported Sale Price of the Common Stock will be determined without reference to extended or after-hours trading.  If, during a period applicable for calculating the Last Reported Sale Price of the Common Stock, an event occurs that requires an adjustment to the Conversion Rate, the Last Reported Sale Price shall be calculated for such period in a manner determined by the Company to appropriately reflect the impact of such event on the price of the Common Stock during such period.

“Lien” means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change pursuant to clause (i), (ii) (disregarding the proviso in clause (ii)), (iv) and (v) under the definition thereof.

“Market Disruption Event” means, if the Common Stock is listed for trading on the New York Stock Exchange or listed on another U.S. national or regional securities exchange, the occurrence or existence during the one-half hour period ending on the scheduled close of trading on any Trading Day of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

“Maturity Date” means May 1, 2013.

“Notes” has the meaning set forth in the fourth paragraph of the recitals of this Supplemental Indenture.

“Officer” means the Chairman or Vice Chairman of the Board of Directors, the President, any Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company.

“open of business” means 9:00 a.m. (New York City time).

“Paying Agent” has the meaning set forth in the Original Indenture, which shall initially be the Trustee, and shall be the Person authorized by the Company to pay the principal amount of, interest on, or Fundamental Change Repurchase Price of, any Notes on behalf of the Company.

“Place of Payment” means, for purposes of the Notes, New York, New York.

“Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Publicly Traded Securities” means shares of common stock listed on a national securities exchange, which will be so listed when issued or exchanged in connection with an event that would be a Fundamental Change but for the second proviso in the definition of such term.

“Record Date” means, in respect of any dividend or distribution, the date fixed for determination of stockholders entitled to receive such distribution or, if earlier, the first date on which the shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such dividend or distribution.

“Reference Property” has the meaning specified in Section 9.05.

“Regular Record Date” means, with respect to any Interest Payment Date of the Notes, the April 15 and October 15 preceding the applicable May 1 and November 1 Interest Payment Date, respectively.

“Reorganization Event” has the meaning specified in Section 9.05.

“Reporting Additional Interest” has the meaning specified in Section 6.04.

“Schedule TO” means a Tender Offer Statement under Section 14(d)(1) or 13(e)(1) of the Exchange Act.

“Scheduled Trading Day” means any day on which the primary U.S. national securities exchange or market on which the Common Stock is listed or admitted for trading is scheduled to be open for trading.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor legislation.

“Settlement Period” means the forty-five (45) consecutive Settlement Period Trading Days:

(i)            with respect to Conversion Dates occurring during the period beginning fifty (50) Scheduled Trading Days preceding the Maturity Date, beginning on and including the forty-seventh (47th) Scheduled Trading Day immediately preceding the Maturity Date; and

(ii)           in all other cases, beginning on and including the third (3rd) Trading Day following the Conversion Date.

“Settlement Period Market Disruption Event” means:

(i)            a failure by the primary U.S. national securities exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session; or

(ii)           the occurrence or existence prior to 1:00 p.m. on any Trading Day for the Common Stock of an aggregate one half-hour period, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

“Settlement Period Trading Day” means a day during which:

(i)            trading in the Common Stock generally occurs on the primary U.S. national securities exchange or market on which the Common Stock is listed or admitted for trading; and

(ii)           there is no Settlement Period Market Disruption Event;

provided, however, that if on any Trading Day the Common Stock is not traded on any market, then that Trading Day shall nevertheless be a “Settlement Period Trading Day” so long as the Company is able to obtain the market value per share of the Common Stock on that Trading Day from a nationally recognized independent investment banking firm retained by the Company for this purpose.

“Significant Subsidiary” means any Subsidiary of the Company that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02(w) under Regulation S-X promulgated by the Commission.

“Spin-off” has the meaning specified in Section 9.04(c).

“Stock Price” means:

(i)            in the case of a Make-Whole Fundamental Change in which holders of the Common Stock receive only cash as consideration for their shares of Common Stock, the amount of cash paid per share of the Common Stock in such Make-Whole Fundamental Change; or

(ii)           in the case of all other Make-Whole Fundamental Changes, the average of the Last Reported Sale Prices of Common Stock over the five (5) consecutive Trading-Day period ending on the Trading Day immediately preceding the Effective Date of such Make-Whole Fundamental Change.

“Successor Company” has the meaning specified in Section 5.01(a).

“TFC” means Textron Financial Corporation, a Delaware corporation.

“Trading Day” means a day during which:

(i)            the New York Stock Exchange is open for trading, or if the Common Stock is not listed for trading on the New York Stock Exchange, the principal U.S. national or regional securities exchange on which the Common Stock is listed is open for trading, or if the Common Stock is not so quoted or listed, any Business Day; and

(ii)           there is no Market Disruption Event.

“Trading Price” per $1,000 principal amount of the Notes on any date of determination shall be calculated based on the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $5,000,000 aggregate principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided that, if only two such bids can reasonably be obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained, then that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 aggregate principal amount of the Notes, then the Trading Price per $1,000 principal amount of Notes will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate.

“Trading Price Measurement Period” has the meaning specified in Section 9.01(a)(2).

“Trigger Event” has the meaning specified in Section 9.04(c).

 “VWAP” for the Common Stock means, with respect to any Settlement Period Trading Day during the Settlement Period, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page TXT.N <equity> AQR in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Settlement Period Trading Day; or if such volume-weighted average price is unavailable, the market value per share of the Common Stock on such Settlement Period Trading Day as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

SECTION 1.03.   Incorporation by Reference of Trust Indenture Act.  This Indenture is subject to the mandatory provisions of the Trust Indenture Act, which are incorporated by reference in and made a part of this Indenture.  The following Trust Indenture Act terms have the following meanings:

“indenture securities” means the Notes.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company and any other obligor on the indenture securities.

All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

SECTION 1.04.   Rules of Construction.  Unless the context otherwise requires:

(1)           a term has the meaning assigned to it;

(2)           “or” is not exclusive; and

(3)           “including” means including without limitation.

ARTICLE 2

The Notes

SECTION 2.01.   Designation, Amount and Issuance of Notes.  The Notes shall be designated as “4.50% Convertible Senior Notes due 2013.”  The Notes will initially not exceed the aggregate principal amount of $600,000,000, except for Notes authenticated and delivered upon registration of transfer of, in exchange for, or in lieu of, other Notes pursuant to Section 3.04, 5.02 and 9.02(d) of this Supplemental Indenture or Section 3.4, 3.5, 3.6 or 9.6 of the Original Indenture.  Upon the execution of this Supplemental Indenture, or from time to time thereafter, Notes may be executed by the Company and delivered to the Trustee for authentication.

SECTION 2.02.   Form of the Notes.  The Notes and the Trustee’s certificate of authentication to be borne by such Notes, the Conversion Notice, Fundamental Change Repurchase Notice and Assignment shall be substantially in the forms set forth in Exhibits A, B, C and D, respectively, hereto.  The terms and provisions contained in the form of Notes attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Supplemental Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of the Indenture, or as may be required by the custodian for the Global Notes, the Depositary or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Notes are subject.

So long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by Section 2.03(d), all of the Notes will be represented by one or more Global Notes.  The transfer and exchange of beneficial interests in any such Global Notes shall be effected through the Depositary in accordance with the Indenture and the applicable procedures of the Depositary.  Except as provided in Section 2.03(d), beneficial owners of a Global Note shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered holders of such Global Note.

Any Global Notes shall represent such of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, conversions, transfers or exchanges permitted hereby.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the custodian for the Global Note, at the direction of the Trustee, in such manner and upon instructions given by the holder of such Notes in accordance with this Indenture.  Payment of principal of, interest on and premium, if any, on any Global Notes shall be made to the Depositary in immediately available funds.  The Company has initially designated the Trustee as its Paying Agent and Security Registrar in respect of the Notes and the Corporate Trust Office as a place where Notes may be presented for payment or for registration of transfer.  The Company may, however, change the Paying Agent or Security Registrar for the Notes without prior notice to the Holders, and the Company may act as Paying Agent or Security Registrar for the Notes.

SECTION 2.03.   Date and Denomination of Notes; Payment at Maturity; Payment of Interest.

(a)           Date and Denomination.  The Notes initially shall be issued in the form of one or more Global Notes without interest coupons in denominations of $1,000 principal amount and integral multiples thereof (i) registered in the name of Cede & Co., as nominee of the Depositary and (ii) delivered to the Trustee as custodian for the Depositary.  Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Notes attached as Exhibit A hereto.

(b)           Payment at Maturity.  The Notes shall mature on May 1, 2013, unless earlier converted or repurchased in accordance with the provisions hereof.  On the Maturity Date, each Holder shall be entitled to receive on such date $1,000 in cash for each $1,000 principal amount of Notes, together with accrued and unpaid interest to, but not including, the Maturity Date.  With respect to Global Notes, principal and interest will be paid to the Depositary in immediately available funds.  With respect to any certificated Notes, principal and interest will be payable at the Company’s office or agency in New York City, which initially will be the Corporate Trust Office.  If the Maturity Date is not a Business Day, payment shall be made on the next succeeding Business Day, and no additional interest shall be accrue thereon.

(c)           Payment of Interest.  Interest on the Notes will accrue at the rate of 4.50% per annum, from May 5, 2009 until the principal thereof is paid or made available for payment.  Interest shall be payable on May 1 and November 1 of each year (each, an “Interest Payment Date”), commencing on November 1, 2009, to the Person in whose name any Note is registered on the Security Register at the close of business on any Regular Record Date with respect to the applicable Interest Payment Date, except that the interest payable on the Maturity Date will be paid to the Person to whom the principal amount is paid.  Notwithstanding the foregoing, any Notes or portion thereof surrendered for conversion after the close of business on the Regular Record Date for an Interest Payment Date but prior to the applicable Interest Payment Date shall be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided that no such payment need be made:

(i) with respect to Notes converted after the close of business on April 15, 2013;

(ii)  with respect to Notes converted during the period commencing on the date the Company gives notice of a Fundamental Change pursuant to Section 9.01(a)(4) to, and including, the second Trading Day immediately preceding the Fundamental Change Repurchase Date; or

(iii)  with respect to any overdue interest, if overdue interest exists at the time of conversion with respect to converted Notes.

Interest on the Notes for a Full Interest Period will be computed on the basis of a three hundred sixty (360)-day year comprised of twelve (12) thirty (30)-day months.  Interest on the Notes for any period other than a Full Interest Period will be computed on the basis of the actual number of days elapsed during the period and a three hundred sixty-five (365)-day year.

The Company shall pay interest on:

(i)  any Global Notes by wire transfer of immediately available funds to the account of the Depositary or its nominee;

(ii)  any Notes in certificated form having a principal amount of less than $5,000,000, by check mailed to the address of the Person entitled thereto as it appears in the Security Register, provided, however, on the Maturity Date, interest will be payable as described in Section 2.03(b); and

(iii)  any Notes in certificated form having a principal amount of $5,000,000 or more, by wire transfer in immediately available funds at the election of the Holders of such Notes duly delivered to the Trustee at least five (5) Business Days prior to the relevant Interest Payment Date, provided, however, on the Maturity Date, interest will be payable as described in Section 2.03(b).

If an Interest Payment Date is not a Business Day, payment shall instead be made on the next succeeding Business Day, and no additional interest shall accrue thereon.

All references to “interest” in this Indenture shall be deemed to include Reporting Additional Interest, if any, that accrues in connection with the Company’s failure to comply with Section 2.06, if applicable, as provided by Section 6.04.

(d)           The following provisions shall apply only to Global Notes:

(i)            Notwithstanding any other provision in the Indenture, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof unless (A) the Depositary (x) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act, and in each case a successor Depositary has not been appointed by the Company within ninety (90) calendar days, or (B) the Company, at its option, notifies the Trustee in writing that it no longer wishes to have all the Notes represented by Global Notes.  Any Global Note exchanged pursuant to this Section 2.03(d)(i) shall be so exchanged in whole and not in part.

(ii)           In addition, certificated Notes will be issued in exchange for beneficial interests in a Global Note upon request by or on behalf of the Depositary in accordance with customary procedures following the request of a beneficial owner seeking to enforce its rights under the Notes or the Indenture, including its rights following the occurrence of an Event of Default.

(iii)          Notes issued in exchange for a Global Note or any portion thereof pursuant to clause (i) or (ii) above shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Notes or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the

Depositary shall designate and shall bear any legends required hereunder.  Any Global Notes to be exchanged shall be surrendered by the Depositary to the Trustee, as Registrar; provided that pending completion of the exchange of a Global Note, the Trustee acting as custodian for the Global Notes for the Depositary or its nominee with respect to such Global Notes, shall reduce the principal amount thereof, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee.  Upon any such surrender or adjustment, the Trustee shall authenticate and make available for delivery the Notes issuable on such exchange to or upon the written order of the Depositary or an authorized representative thereof.

(iv)          In the event of the occurrence of any of the events specified in clause (i) above or upon any request described in clause (ii) above, the Company will promptly make available to the Trustee a sufficient supply of certificated Notes in definitive, fully registered form, without interest coupons.

(v)           Neither any members of, or participants in, the Depositary (the “Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Notes registered in the name of the Depositary or any nominee thereof, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Notes for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Notes.

(vi)          At such time as all interests in a Global Note have been repurchased, converted, cancelled or exchanged for Notes in certificated form, such Global Note shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the custodian for the Global Note.  At any time prior to such cancellation, if any interest in a Global Note is repurchased, converted, cancelled or exchanged for Notes in certificated form, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the custodian for the Global Note, be appropriately reduced, and an endorsement shall be made on such Global Note, by the Trustee or the custodian for the Global Note, at the direction of the Trustee, to reflect such reduction.

SECTION 2.04.   Paying Agent to Hold Money in Trust.  Notwithstanding Section 3.7 of the Original Indenture to the contrary, prior to each due date of the principal and interest on any Note, the Company shall deposit with the Paying Agent (or if the Company or a

Subsidiary of the Company is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due.  The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee of any Default by the Company in making any such payment.  If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent.  Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.05.   Outstanding Notes.  Notwithstanding anything in the definition of “Outstanding” in Section 1.1 of the Original Indenture to the contrary, if the Paying Agent segregates and holds in trust, in accordance with the Indenture, on a Fundamental Change Repurchase Date or Maturity Date cash sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be repurchased or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of the Indenture, then on and after that date such Notes (or portions thereof) cease to be “Outstanding” for purposes of the Indenture and interest on them ceases to accrue.

SECTION 2.06.   Reporting Requirement.  Section 7.4 of the Original Indenture shall not apply to the Notes.  Instead, the Company shall deliver to the Trustee, within fifteen (15) calendar days after it would have been required to file them with the Commission (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), copies of the Company’s annual reports on Form 10-K and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act.  Documents filed by the Company with the Commission via its EDGAR system (or any successor thereto) will be deemed to be filed with the Trustee as of the time such documents are so filed.  In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall continue to provide the Trustee with reports containing substantially the same information as would have been required to be filed with the Commission had it continued to have been subject to such reporting requirements.  In such event, such reports shall be provided at the times the Company would have been required to provide reports had the Company continued to have been subject to such reporting requirements.  The Company also shall comply with the other provisions of Section 314(a) of the Trust Indenture Act.

ARTICLE 3

Repurchase of Notes

SECTION 3.01.   Repurchase at Option of the Holder Upon a Fundamental Change.  (a)  If there shall occur a Fundamental Change at any time prior to the Maturity Date, then each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash any or all of such Holder’s Notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, on a date (the “Fundamental Change Repurchase Date”) of the Company’s choosing that is not less than twenty (20) Business Days or more than thirty-five (35) Business Days after the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”).  If such Fundamental Change Repurchase Date falls between a Regular Record Date and on or prior to the Interest Payment Date to which it relates, the Company shall instead pay the full amount of accrued and unpaid interest payable on such Interest Payment Date to the holder of record on the close of business on the corresponding Regular Record Date and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of the Notes to be repurchased.  Repurchases of Notes under this Section 3.01 shall be made, at the option of the holder thereof, upon:

(1)           delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the Note by the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Expiration Time”); and

(2)           delivery or book-entry transfer of the Notes to the Paying Agent by the Fundamental Change Repurchase Expiration Time (together with all necessary endorsements) at the Corporate Trust Office of the Paying Agent in New York City, such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice shall state:

(i)            if certificated Notes have been issued, the certificate numbers of the Notes to be delivered for repurchase, or if certificated Notes have not been issued, such Fundamental Change Repurchase Notice must comply with appropriate Depositary procedures;

(ii)           the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(iii)          that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture.

Any purchase by the Company contemplated pursuant to the provisions of this Section 3.01 shall be consummated by the payment of the Fundamental Change Purchase Price to the relevant Holders promptly following the later of the Fundamental Change Repurchase Date and the time of the book-entry transfer or delivery of the Note.

All questions as to the validity, eligibility (including time of receipt) and acceptance of any Notes for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 3.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.02 below.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(b)           On or before the tenth (10th) calendar day after the occurrence of a Fundamental Change, the Company shall mail or cause to be mailed to all Holders of the Notes, and to beneficial owners as required by applicable law, a notice (the “Fundamental Change Company Notice”) of the occurrence of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof.  Such mailing shall be by first class mail.  The Company shall also deliver a copy of the Fundamental Change Company Notice to the Trustee, the Paying Agent and the Conversion Agent.  Simultaneously with providing such notice, the Company will issue a press release containing the information set forth in the Fundamental Change Company Notice and make this information available on its website.

Each Fundamental Change Company Notice shall specify:

(i)            the events causing the Fundamental Change;

(ii)           the date of the Fundamental Change;

(iii)          the last date on which a Holder may exercise the repurchase right pursuant to this Article 3;

(iv)          the Fundamental Change Repurchase Price;

(v)           the Fundamental Change Repurchase Date;

(vi)          the name and address of the Paying Agent and the Conversion Agent;

(vii)         that the Notes are eligible to be converted, the applicable Conversion Rate and any adjustments to the applicable Conversion Rate resulting from such Fundamental Change transaction and expected changes in the cash, shares or other property deliverable upon conversion of the Notes as a result of the occurrence of the Fundamental Change, and the settlement method the Company has chosen to satisfy the related Conversion Obligation, if any;

(viii)        that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Supplemental Indenture;

(ix)           that a Holder must exercise its repurchase right by the Fundamental Change Repurchase Expiration Time;

(x)            that the Holder shall have the right to withdraw any Notes tendered prior to the Fundamental Change Repurchase Expiration Time;

(xi)           the CUSIP number of the Notes; and

(xii)          the procedures that Holders must follow to require the Company to repurchase their Notes pursuant to this Article 3.

No failure of the Company to give the foregoing notices and no defect therein shall limit the repurchase rights of Holders or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 3.01.

(c)           Notwithstanding the foregoing, no Notes may be repurchased by the Company at the option of the Holders upon a Fundamental Change if there has occurred and is continuing an Event of Default other than an Event of Default that is cured by the payment of the Fundamental Change Repurchase Price.

SECTION 3.02.   Withdrawal of Fundamental Change Repurchase Notice.  A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Paying Agent in accordance with the Fundamental Change Repurchase Notice at any time prior to the Fundamental Change Repurchase Expiration Time, specifying:

(1)           if certificated Notes have been issued, the certificate numbers of the Notes in respect of which such notice of withdrawal is being submitted, or if certificated Notes have not been issued, such notice of withdrawal must comply with appropriate Depositary procedures;

(2)           the principal amount of the Note with respect to which such notice of withdrawal is being submitted, which portion must be in principal amount of $1,000 or an integral multiple thereof; and

(3)           the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amount of $1,000 or an integral multiple thereof.

SECTION 3.03.   Deposit of Fundamental Change Repurchase Price.  Prior to 10:00 a.m., New York City time, on the Fundamental Change Repurchase Date, the Company shall deposit with the Paying Agent or, if the Company or a Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided herein, an amount of cash (in immediately available funds if deposited on the Fundamental Change Repurchase Date), sufficient to pay the aggregate Fundamental Change Repurchase Price of all the Notes or portions thereof that are to be repurchased as of the Fundamental Change Repurchase Date.

If on the Fundamental Change Repurchase Date the Paying Agent holds cash sufficient to pay the Fundamental Change Repurchase Price of the Notes that Holders have elected to require the Company to repurchase in accordance with Section 3.01, then, on the Fundamental Change Repurchase Date, such Notes will cease to be outstanding, interest will cease to accrue (whether or not book-entry transfer of the Notes is made or the Note is transferred or delivered to the Paying Agent, as the case may be) and all other rights of the Holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price upon delivery or book-entry transfer of the Notes).  This will be the case whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Paying Agent.

SECTION 3.04.   Notes Repurchased in Part.  Upon presentation of any Notes repurchased only in part, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Note or Notes, of any authorized denomination, in aggregate principal amount equal to the unrepurchased portion of the Notes presented.

SECTION 3.05.   Covenant to Comply with Securities Laws Upon Repurchase of Notes.  The Company will, to the extent applicable, comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act that may be applicable at the time of the offer to repurchase the Notes, file the related Schedule TO or any other schedule required in connection with any offer by the Company to repurchase the Notes and comply with all other federal and state securities laws in connection with any offer by the Company to repurchase the Notes.

SECTION 3.06.   Sinking Fund and Redemption.  The Notes are not subject to the provisions of Articles XI or XII of the Original Indenture.

ARTICLE 4

Covenants

SECTION 4.01.   Existence.  Subject to Article 5, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided that the Company shall not be required to preserve any such right if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the holders of Notes.

SECTION 4.02.   Further Instruments and Acts.  The Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Supplemental Indenture.

SECTION 4.03.   Additional Interest.  If Reporting Additional Interest is payable by the Company, the Company shall deliver to the Trustee an Officers’ Certificate to that effect stating (i) the amount of such Reporting Additional Interest that is payable and (ii) the date on which such Reporting Additional Interest is payable.  Unless and until a Responsible Officer receives such a certificate, the Trustee may assume without inquiry that no Reporting Additional Interest is payable.

SECTION 4.04.   Waiver of Stay, Extension or Usury Laws.  The Company covenants (to the extent it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time; the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.05.   Repurchase and Cancellation.  To the extent permitted by law, the Company may repurchase any Notes in the open-market or by tender offer at any price or by private agreement.  Neither the Company nor its Affiliates shall resell such Notes unless such resale is registered under the Securities Act or such resale is pursuant to an exemption from the registration requirements of the Securities Act that results in such Notes not being “restricted securities,” as such term is defined in Rule 144(a)(3) under the Securities Act.  Any Notes repurchased by the Company may, at the Company’s option, be surrendered to the Trustee for cancellation as provided by Section 3.9 of the Original Indenture.  Any Notes surrendered for cancellation by the Company shall not be reissued or resold.

ARTICLE 5

Successor Company

SECTION 5.01.   When Company May Merge or Transfer Assets.  The Company shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets to, another Person, unless:

(a)   either (i) the Company is the surviving corporation, or (ii) if the Company is not the surviving corporation, the resulting, surviving or transferee Person (the “Successor Company”) is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and such Successor Company expressly assumes, by a supplemental indenture, all of the Company’s obligations under the Notes and the Indenture;

(b)   immediately after giving effect to the transaction described above, no Default or Event of Default, has occurred and is continuing under the Indenture;

(c)   if as a result of such transaction, the Notes become convertible into common stock or other securities issued by a third party, such third party fully and unconditionally guarantees all obligations of the Company or the Successor Company, as applicable, under the Notes and the Indenture; and

(d)   the Company has delivered to the Trustee the Officers’ Certificate and Opinion of Counsel pursuant to Section 5.03.

SECTION 5.02.   Successor to Be Substituted.  In case of any such consolidation, merger, sale, conveyance, transfer or lease in which the Company is not the surviving corporation and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee, of the due and punctual payment of the principal of and interest on all of the Notes, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed or satisfied by the Company, except in the case of a lease of all or substantially all of the Company’s properties and assets, such Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company, with the same effect as if it had been named herein as the party of this first part, and Textron Inc. shall be discharged from its obligations under the Notes and the Indenture.  Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of Textron Inc. any or all of the Notes, issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in the Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose.  All the Notes so issued shall in all respects have the same legal rank and benefit under the Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof.  In the event of any such consolidation, merger, sale, conveyance or transfer, upon compliance with this Article 5 the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 5 may be dissolved, wound up and liquidated at any time thereafter and such Person shall be discharged from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.

SECTION 5.03.   Opinion of Counsel to Be Given Trustee.  Prior to execution of any supplemental indenture pursuant to this Article 5, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption complies with the provisions of this Article 5.

ARTICLE 6

Defaults and Remedies

SECTION 6.01.   Events of Default.  In addition to the Events of Default specified in Section 5.1 of the Original Indenture, each of the following events shall be an “Event of Default” with respect to the Notes:

(a)   the Company fails to pay or deliver, as the case may be, cash, shares of Common Stock or a combination thereof in respect of the Conversion Obligation, as required by Article 9, upon the conversion of any Notes, and such failure continues for a period of five (5) calendar days following the scheduled settlement date for such conversion;

(b)   the Company fails to provide notice of the anticipated effective date or actual effective date of a Fundamental Change, Make-Whole Fundamental Change or notice of specified corporate transactions, as described in Sections 3.01(b), 9.01(a)(3) and 9.01(a)(4), in each case, on a timely basis;

(c)   (i) failure by the Company or any of its Subsidiaries (other than TFC or its Subsidiaries) to pay when due any principal or interest on any Indebtedness in an individual principal amount of $100,000,000 or more or items of Indebtedness with an aggregate principal amount of $100,000,000 or more beyond the end of any period prior to which the obligee thereunder is prohibited from accelerating payment thereunder or any grace period after the maturity thereof or (ii) breach or default by the Company or any of its Subsidiaries (other than TFC or its Subsidiaries) with respect to any other term of: (y) any evidence of any Indebtedness in an individual principal amount of $100,000,000 or more or items of Indebtedness with an aggregate principal amount of $100,000,000 or more; or (z) any loan agreement, mortgage, indenture or other agreement relating thereto, if such failure, default or breach shall continue for more than the period of grace, if any, specified therein and shall not at the time of acceleration hereunder be cured or waived;

(d)   the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of any Significant Subsidiary of the Company (other than TFC or its Subsidiaries) in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging any Significant Subsidiary of the Company (other than TFC or its Subsidiaries) bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of any Significant Subsidiary of the Company (other than TFC or its Subsidiaries) under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of any Significant Subsidiary of the Company (other than TFC or its Subsidiaries) or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; and

(e)   the commencement by any Significant Subsidiary of the Company (other than TFC or its Subsidiaries) of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of any Significant Subsidiary of the Company (other than TFC or its Subsidiaries) in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of any Significant Subsidiary of the Company (other than TFC or its Subsidiaries) or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by any Significant Subsidiary of the Company (other than TFC or its Subsidiaries) in furtherance of any such action.

SECTION 6.02.   Rescission and Annulment.  After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(a)   the conditions set forth in the second paragraph of Section 5.2 of the Original Indenture are met;

(b)   rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(c)   such declaration is not the result of (i) an Event of Default arising from the Company’s failure to pay or deliver, as the case may be, cash, shares of Common Stock or a combination thereof in respect of the Conversion Obligation, as required by Article 9, upon conversion of any Notes, (ii) an Event of Default arising from the Company’s failure to repurchase any Notes pursuant to Article 3 or (iii) an Event of Default with respect to a provision that cannot be modified or amended without the consent of each affected Holder.

The provisions of Section 5.2 of the Original Indenture shall otherwise remain applicable to the Notes.

SECTION 6.03.   Waiver of Past Defaults.  Subject to Section 5.13 of the Original Indenture, the Holders of not less than a majority in principal amount of the Notes then Outstanding may, on behalf of all Holders, waive any past Default under the Indenture and its consequences, except:

(i)            a Default arising from the failure of the Company to pay or deliver, as the case may be, cash, shares of Common stock or a combination thereof in respect of the Conversion Obligation, as required by Article 9, upon the conversion of any Notes; or

(ii)           a Default arising from the failure to repurchase any Notes pursuant to Article 3.

The provisions of Section 5.13 of the Original Indenture shall otherwise remain applicable to the Notes.

SECTION 6.04.   Failure to Comply with Reporting Covenant.  Notwithstanding anything to the contrary in this Indenture, the sole remedy for an Event of Default relating to the Company’s failure to perform or observe the covenants in Section 2.06 will for the 180 days after the occurrence of such an Event of Default consist exclusively of the right to receive additional interest (the “Reporting Additional Interest”) on the Notes at an annual rate equal to 0.50% of the principal amount of the Notes.  Reporting Additional Interest will be payable in the same manner and on the same Interest Payment Dates as the stated interest payable on the Notes.  Reporting Additional Interest will accrue on all outstanding Notes from, and including, the date on which an Event of Default relating to a failure by the Company to comply with its obligations pursuant to Section 2.06 first occurs to, but not including, the one-hundred eightieth (180th) day thereafter (or such earlier date on which the Event of Default relating to the Company’s obligations pursuant to Section 2.06 shall have been cured or waived).  On such one-hundred eightieth (180th) day (or earlier, if an Event of Default relating to the Company’s obligations pursuant to Section 2.06 is cured or waived prior to such one-hundred eightieth (180th) day), such Reporting Additional Interest will cease to accrue, and the Notes will be subject to acceleration as provided in Section 5.2 of the Original Indenture if such Event of Default is continuing.  A Holder’s right to receive Reporting Additional Interest for an Event of Default relating to the Company’s failure to perform or observe the covenant in Section 2.06 will not affect the rights of the Holders in the event of an occurrence of any other Event of Default.

ARTICLE 7

Discharge

SECTION 7.01.   Discharge of the Supplemental Indenture.  (a)  The satisfaction and discharge provisions set forth in this Article 7 shall, with respect to the Notes, supersede in their entirety Section 4.1 of the Original Indenture, and all references in the Original Indenture to Section 4.1 thereof and the satisfaction and discharge provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 7 and the satisfaction and discharge provisions set forth in this Article 7, respectively.  When (i) the Company delivers to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 3.6 of the Original Indenture) for cancellation or (ii) all outstanding Notes have become due and payable, whether on the Maturity Date, upon a repurchase pursuant to Article 3 hereof, upon conversion pursuant to Article 9 or otherwise, and the Company irrevocably deposits with the Trustee money sufficient to pay on the Maturity Date or upon repurchase all outstanding Notes, including interest thereon to the Maturity Date or the relevant Fundamental Change Repurchase Date, as the case may be (other than Notes replaced pursuant to Section 3.6 of the Original Indenture), and any shares of Common Stock, cash or a combination of cash and shares of Common Stock (or other property) due in respect of converted Notes, and if in each such case the Company pays all other sums payable hereunder by the Company, then this Supplemental Indenture shall, subject to Section 7.01(b), cease to be of further effect.  The Trustee shall acknowledge satisfaction and discharge of this Supplemental Indenture on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 1.2 of the Original Indenture and at the cost and expense of the Company.

(b)   Notwithstanding clause (a) above, the Company’s obligations in Sections 3.5, 3.6, 6.7, 6.10 and 7.1 of the Original Indenture, Sections 2.04 and 2.05 hereof and this Article 7 shall survive until the Notes have been paid in full.  Thereafter, the Company’s obligations in Section 6.7 of the Original Indenture shall survive such satisfaction and discharge.

(c)   Sections 4.2, 4.3 and 4.4 of the Original Indenture shall not apply to the Notes.

SECTION 7.02.   Application of Trust Money.  The Trustee shall hold in trust cash and any shares of Common Stock or other property due in respect of converted Notes deposited with it pursuant to this Article 7.  It shall apply the deposited money through the

Paying Agent and in accordance with the Indenture to the payment of principal of and interest on the Notes or, in the case of any cash or shares of Common Stock (or other property) due in respect of converted Notes, in accordance with the Indenture in relation to the conversion of Notes pursuant to the terms hereof.

SECTION 7.03.   Repayment to Company.  The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time after a full satisfaction and discharge pursuant to the terms hereof.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest and any shares of Common Stock or other property due in respect of converted Notes that remains unclaimed for two years, and, thereafter, Holders entitled to the money or securities must look to the Company for payment as general creditors.

SECTION 7.04.   Reinstatement.  If the Trustee or Paying Agent is unable to apply any cash or to pay or deliver, as the case may be, cash or any shares of Common Stock (or other property) due in respect of converted Notes in accordance with this Article 7 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Supplemental Indenture, the Original Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 7 until such time as the Trustee or Paying Agent is permitted to apply all such cash and pay or deliver, as the case may be, cash or any shares of Common Stock (or other property) due in respect of converted Notes in accordance with this Article 7; provided, however, that, if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 8

Amendments

SECTION 8.01.   Without Consent of Holders.  In addition to any permitted amendment or supplement to the Indenture pursuant to Section 9.1 of the Original Indenture, the Company and the Trustee may amend or supplement the Indenture (to the extent applicable to the Notes) or the Notes without notice to or the consent of any Holder:

(a)   to add guarantees with respect to the Notes;

(b)   to comply with any requirements of the Commission in connection with qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act; or

(c)   to conform the provisions of the Indenture and the form or terms of the Notes to the section entitled “Description of notes” as set forth in the final prospectus supplement related to the offering and sale of the Notes dated April 29, 2009.

SECTION 8.02.   With Consent of Holders.  In addition to the amendments or supplements to the Indenture pursuant to Section 9.2 of the Original Indenture that require the consent of the Holder of each Outstanding Note affected thereby, without the consent of each Holder of an Outstanding Note affected (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), no amendment or supplement may:

(a)          make any change that impairs or adversely affect the right of a holder to convert any Notes pursuant to Article 9;

(b)         reduce the Fundamental Change Repurchase Price, change the time at which Holders may require any Notes to be repurchased by the Company in connection with a Fundamental Change in accordance with Article 3 or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(c)          make any Note payable in a currency other than that stated in the Note;

(d)         impair the right of any Holder to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes; or

(e)          change the ranking of the Notes.

SECTION 8.03.   Revocation and Effect of Consents and Waivers.  Notwithstanding Section 9.4 of the Original Indenture, a consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note.  However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective.  An amendment or waiver becomes effective once both (i) the requisite number of consents have been received by the Company or the Trustee and (ii) such amendment or waiver has been executed by the Company and the Trustee.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture.  If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than one-hundred twenty (120) calendar days after such record date.

ARTICLE 9

Conversion of Notes

SECTION 9.01.   Right to Convert.  (a) Subject to and upon compliance with the provisions of this Article 9, a Holder shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or multiple thereof) of such Notes, at any time prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date at an initial conversion rate (the “Conversion Rate”) of 76.1905 shares of the Common Stock (subject to adjustments as provided in Sections 9.03 and 9.04 of this Supplemental Indenture) per $1,000 principal amount of Notes (the “Conversion Obligation”) only under the following circumstances:

(1)                                  Conversion Based on Common Stock Price.  A Holder may surrender its Notes for conversion during any calendar quarter commencing at any time after June 30, 2009, and only during such calendar quarter, if the Last Reported Sale Price for the Common Stock for at least twenty (20) Trading Days during the thirty (30) consecutive Trading-Day period ending on the last Trading Day of the preceding calendar quarter is more than 130% of the applicable Conversion Price in effect on the last day of such preceding calendar quarter.  Whenever the Notes shall become convertible pursuant to this Section 9.01(a)(1), the Company shall notify all Holders, the Trustee and the Conversion Agent promptly and, simultaneously with providing such notice, the Company shall issue a press release containing the relevant information and make this information available on its website.

(2)                                  Conversion Upon Satisfaction of Trading Price Condition.  A Holder may surrender its Notes for conversion during the five (5) Business Day period after any ten (10) consecutive Trading Day period (the “Trading Price Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder in accordance with the procedures set forth in this Section 9.01(a)(2), for each Trading Day in the Trading Price Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate.  In connection with any conversion in accordance with this Section 9.01(a)(2), the Bid Solicitation Agent shall have no obligation to determine the Trading Price of the Notes unless requested by the Company; and the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate.  At such time, the Company shall instruct the Bid Solicitation Agent to determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate.  Whenever the Notes shall become convertible pursuant to this Section 9.01(a)(2), the Company shall notify all Holders, the Trustee and the Conversion Agent promptly and, simultaneously with providing such notice, the Company shall issue a press release containing the relevant information and make this information available on its website.

(3)                                  Conversion Upon Specified Distributions to Holders of Common Stock.  If the Company elects to:

(i)                                     distribute to all or substantially all holders of its Common Stock rights entitling them to purchase, for a period expiring within sixty (60) calendar days after the date of the distribution, shares of the Common Stock at a price per share less than the average Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the declaration date for such distribution; or

(ii)                                  distribute to all or substantially all holders of the Common Stock the Company’s assets, its debt securities or certain rights to purchase securities of the Company, which distribution has a per share value as determined by the Board of Directors exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date for such distribution, then, in either case, the Company shall notify all Holders, the Trustee and the Conversion Agent at least fifty-five (55) Business Days prior to the Ex-Dividend Date for such distribution.  Simultaneously with providing such notice, the Company shall issue a press release containing the relevant information, including, but not limited to, the declaration date, and make this information available on its website.  Once the Company has given such notice, a Holder may surrender its Notes for conversion at any time until the earlier of the close of business on the Business Day immediately prior to such Ex-Dividend Date for such distribution or the Company’s announcement that such distribution will not take place.  A Holder may not convert any of its Notes pursuant to this Section 9.01(a)(3) if such Holder will otherwise participate in the distribution without conversion as a result of holding the Notes on a basis equivalent to a holder of a number of shares of Common Stock equal to the principal amount of such Notes, divided by the applicable Conversion Price.

(4)                                  Conversion Upon a Fundamental Change or a Make-Whole Fundamental Change.  In the event of a Fundamental Change or a Make-Whole Fundamental Change, a Holder may surrender its Notes for conversion at any time beginning on the Business Day following the effective date of such Fundamental Change or Make-Whole Fundamental Change until (a) the close of business on the second Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date corresponding to such Fundamental Change or (b) the close of business on the thirty-fifth (35th) Trading Day after the effective date of the Make-Whole Fundamental Change in the case of a Make-Whole Fundamental Change that is not a Fundamental Change.  The Company shall notify all Holders, the Trustee and the Conversion Agent of the anticipated occurrence of such a Fundamental Change or Make-Whole Fundamental Change no later than five (5) Business Days prior to the anticipated effective date of such Fundamental Change or Make-Whole Fundamental Change.  Simultaneously with providing such notice, the Company shall issue a press release containing the relevant information and make this information available on its website.

(5)                                  Conversion During the Period Commencing on February 19, 2013 to Maturity.  Notwithstanding anything herein to the contrary, a Holder may surrender all or a portion of its Notes for conversion at any time on or after February 19, 2013 until the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date.

SECTION 9.02.   Conversion Procedures; Settlement Upon Conversion; No Adjustment for Interest or Dividends; Cash Payments in Lieu of Fractional Shares.  (a)       In order to exercise the conversion right with respect to any Notes in certificated form, a Holder must (A) complete and manually sign an irrevocable notice of conversion in the form entitled “Form of Conversion Notice” attached to the reverse of such certificated Note (or a facsimile thereof) (a “Conversion Notice”), (B) deliver such Conversion Notice and certificated Note to the Conversion Agent at the office of the Conversion Agent, (C) to the extent any shares of Common Stock issuable upon conversion are to be issued in a name other than the Holder’s, furnish appropriate endorsements and transfer documents as may be required by the Conversion Agent, (D) if required pursuant to Section 9.02(f), pay all transfer or similar taxes or duties and (E) if required pursuant to Section 2.03(c), pay funds equal to interest payable on the next Interest Payment Date.

In order to exercise the conversion right with respect to any interest in a Global Note, a Holder must (A) comply with the Depositary’s procedures for converting a beneficial interest in a Global Note, (B) to the extent any shares of Common Stock issuable upon conversion are to be issued in a name other than the Holder’s, furnish appropriate endorsements and transfer documents as may be required by the Conversion Agent; (C) if required pursuant to Section 9.02(f), pay all transfer or similar taxes or duties; and (D) if required pursuant to Section 2.03(c), pay funds equal to interest payable on the next Interest Payment Date.

The date that the Holder satisfies the foregoing requirements is the “Conversion Date.”

If a Holder has submitted any Notes for repurchase pursuant to Section 3.01, such Notes may be converted only if the Holder submits a withdrawal notice in accordance with Section 3.02 prior to the close of business on the second Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date and, if such Notes are evidenced by a Global Note, the Holder complies with appropriate Depositary procedures.

(b)         Except as provided below, the Company may elect to pay or deliver, as the case may be, shares of its Common Stock, cash or a combination of cash and shares of Common Stock in respect of the Conversion Obligation upon conversion of any Notes.

The Company shall from time to time make an election with respect to the method it chooses in respect of the Conversion Obligation upon conversion of any Notes.  Such election shall be effective until the Company provides notice of an election of a different method of settlement.  The Company may not elect a different method of settlement after the fifty-first (51st) Scheduled Trading Day preceding the Maturity Date.  The Company shall provide to all Holders, the Trustee and the Conversion Agent a notice of the newly chosen method of settlement and the effective date of such newly chosen method; provided, however, that in no event shall the Company notify a Holder who has submitted its Notes for conversion of a settlement method applicable to such conversion after the second Trading Day immediately following the related Conversion Date (or, if earlier, February 15, 2013).  Simultaneously with providing such notice, the Company shall issue a press release containing the relevant information and make this information available on its website.

If the Company elects to deliver cash in respect of the Conversion Obligation upon conversion of any Notes, the Company shall specify in such notice the fixed dollar amount per $1,000 principal amount of the Notes to be paid in cash (the “Fixed Dollar Amount”); provided the Fixed Dollar Amount due upon conversion shall in no event exceed the Conversion Value.  If, in respect of any conversion, the Company has not previously made an election with respect to the settlement method it chooses in respect of any Conversion Obligation upon conversion of any Notes and does not timely make such an election, the Company shall be deemed to have elected to settle such conversion in the manner set forth in Section 9.01(b)(3) with a Fixed Dollar Amount equal to $1,000 per $1,000 principal amount of Notes.

Settlement of conversions (x) solely in shares of Common Stock (other than cash in lieu of fractional shares) shall occur on the third (3rd) Trading Day following the final Settlement Period Trading Day of the Settlement Period that would be applicable if settlement were in cash or a combination of cash and shares of Common Stock, and (y) in cash or in a combination of cash and shares of Common Stock shall occur on the third (3rd) Trading Day following the final Settlement Period Trading Day of the applicable Settlement Period.

The number of shares of Common Stock, the amount of cash, or the number of shares of Common Stock and amount of cash, as the case may be, due upon conversion of any Notes shall be computed as follows:

(1)                                  if upon conversion of any Notes, the Company has elected to deliver solely shares of Common Stock in respect of the related Conversion Obligation, the Company shall deliver to each converting Holder, for each $1,000 principal amount of Notes converted, a number of shares of Common Stock equal to the Conversion Rate in effect on the final Settlement Period Trading Day of the Settlement Period that would be applicable if settlement were in cash or a combination of cash and shares of Common Stock, plus cash in lieu of fractional shares, if applicable, as set forth in Section 9.02(i);

(2)                                  if upon conversion of any Notes, the Company has elected to pay solely cash in respect of the related Conversion Obligation, the Company shall deliver to each converting Holder, for each $1,000 principal amount of Notes converted, cash in an amount equal to the Conversion Value; and

(3)                                  if upon conversion of any Notes, the Company has elected (or is deemed to have elected) to pay and deliver, as the case may be, a combination of cash and shares of Common Stock in respect of the related Conversion Obligation, the Company shall pay or deliver, as the case may be, to each converting Holder, for each $1,000 principal amount of Notes converted:  (A) the Fixed Dollar Amount per $1,000 principal amount of the Notes of the Conversion Obligation to be satisfied in cash specified in the notice regarding the Company’s chosen method of settlement or, if lower, the Conversion Value in cash (the “Fixed Cash Amount”) and (B) a number of shares of Common Stock equal to the sum, for each of the forty-five (45) Settlement Period Trading Days in the Settlement Period, of 1/45th of (a) the Conversion Rate then in effect minus (b) the quotient of (x) the Fixed Cash Amount divided by (y) the VWAP of the Common Stock on that Settlement Period Trading Day (plus cash in lieu of fractional shares, if applicable, as set forth in Section 9.02(i)).

(c)          If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes, if any, that shall be payable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(d)         In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered, without charge to such Holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

(e)          Upon the conversion of an interest in a Global Note, the Trustee and the Depositary shall reduce the principal amount of such Global Note in their records.

(f)            The issuance of stock certificates on conversions of Notes shall be made without charge to the converting holder of Notes for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof.  The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Notes converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(g)         Upon conversion, accrued and unpaid interest to the Conversion Date with respect to the converted Notes shall be deemed to be paid in full rather than cancelled, extinguished or forfeited.

(h)         If the Company’s Conversion Obligation is satisfied in Common Stock or a combination of cash and Common Stock, the Holder that has converted its Notes (or if such Person designated another Person to whom such Common Stock shall be issued and delivered, such Person) shall be treated as a holder of record of such Common Stock as of the close of business on the final Settlement Period Trading Day of the applicable Settlement Period.

(i)             No fractional shares of Common Stock shall be issued upon conversion of any Note or Notes.  If any fractional shares of Common Stock would be issuable upon the conversion of any Note or Notes, the Company shall instead deliver cash with respect to the fractional share calculated by multiplying the daily VWAP of the Common Stock on the final Settlement Period Trading Day of the applicable Settlement Period, by the fractional amount and rounding the product to the nearest cent.  If the Company has elected to satisfy the entire Conversion Obligation in Common Stock only, the applicable Settlement Period used to calculate the cash payment under this Section 9.02(i) shall be the Settlement Period that would be applicable if settlement of the Conversion Obligation were in cash or a combination of cash and shares of Common Stock.

SECTION 9.03.   Increased Conversion Rate Applicable to Securities Converted in Connection With Make-Whole Fundamental Changes.  If a Holder elects to convert its Notes at any time during the period permitted for conversion in the event of a Make-Whole

Fundamental Change, the Conversion Rate applicable to each Note that is surrendered for conversion in accordance with this Article 9 shall be increased by an additional number of shares of Common Stock (the “Additional Shares”) determined pursuant to this Section 9.03.

Any conversion will be deemed to have occurred in connection with a Make-Whole Fundamental Change only if such Notes are surrendered for conversion at a time when the Notes would be convertible in light of the occurrence of the Make-Whole Fundamental Change and notwithstanding the fact that a Note may then be convertible because another condition to conversion has been satisfied.

The number of Additional Shares shall be determined by reference to the table below, based on the date on which such Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the Stock Price paid per share for the Common Stock in such Make-Whole Fundamental Change.  The Stock Prices set forth in the first row of the table below (i.e., the column headers) shall be adjusted as of any date on which the Conversion Rate is adjusted to equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which shall be the Conversion Rate immediately prior to the adjustment and the denominator of which shall be the Conversion Rate as so adjusted.  The number of Additional Shares in the table will be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 9.04.

The following table sets forth the number of Additional Shares by which the Conversion Rate shall be increased based on the Stock Price and Effective Date of the Make-Whole Fundamental Change:

	Stock Price
Effective Date	$ 10.50	$ 11.00	$ 12.00	$ 14.00	$ 16.00	$ 18.00	$ 20.00	$ 22.00	$ 24.00	$ 26.00	$ 30.00	$ 40.00	$ 50.00	$ 60.00	$ 80.00	$ 100.00

May 5, 2009	19.0476	17.5421	14.6253	10.6336	8.1267	6.4612	5.3008	4.4544	3.8158	3.3145	2.5816	1.5316	0.9661	0.6172	0.2334	0.0570

May 1, 2010	19.0476	16.5446	13.4495	9.3539	6.8968	5.3392	4.3069	3.5805	3.0469	2.6387	2.0538	1.2237	0.7718	0.4891	0.1752	0.0314

May 1, 2011	19.0476	15.5067	12.0861	7.7414	5.3405	3.9464	3.0900	2.5287	2.1401	1.8525	1.4494	0.8764	0.5548	0.3491	0.1163	0.0072

May 1, 2012	19.0476	14.7186	10.3462	5.4842	3.2037	2.1239	1.5838	1.2832	1.0933	0.9579	0.7652	0.4717	0.2979	0.1833	0.0480	0.0000

May 1, 2013	19.0476	14.7186	7.1429	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

provided, however, that:

(1)                                  if the actual Stock Price is between two Stock Prices listed in the table above under the column titled “Stock Price,” or if the actual Effective Date of such Make-Whole Fundamental Change is between two Effective Dates listed in the table above in the row immediately below the title “Effective Date,” then the number of Additional Shares shall be determined by the Company by straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts, and the two Effective Dates, as applicable, based on a 365-day year; and

(2)                                  (a) if the actual Stock Price is greater than $100.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the first row of the table above pursuant to this Section 9.03), then the Conversion Rate will not be increased, or (b) if the actual Stock Price is less than $10.50 per share (subject to adjustment in the same manner as the Stock Prices set forth in the first row of the table above pursuant to this Section 9.03), then the Conversion Rate will not be increased.

Notwithstanding the foregoing, in no event will the Conversion Rate as adjusted exceed 95.2381 per $1,000 principal amount of Notes, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 9.04.

SECTION 9.04.   Adjustment of Conversion Rate.  The Conversion Rate shall be adjusted from time to time by the Company as follows:

(a)          If the Company shall issue shares of Common Stock as a dividend or distribution on shares of Common Stock, or if the Company effects a share split or share combination of the Common Stock, the Conversion Rate will be adjusted based on the following formula:

where

CR0	=	the Conversion Rate in effect at the close of business on the Record Date for such dividend or distribution or the effective date of such share split or share combination;

CR’	=	the Conversion Rate in effect immediately after the Record Date for such dividend or distribution or the effective date of such share split or share combination;

OS0	=

the number of shares of the Common Stock that are outstanding at the close of business on the Record Date for such dividend or distribution or the effective date of such share split or share combination; and

OS’	=	the number of shares of the Common Stock that are outstanding immediately after, and solely as a result of, such event.

Such adjustment shall become effective immediately after (x) the Record Date for such dividend or distribution or (y) the effective date of such share split or share combination.  If any dividend or distribution of the type described in this Section 9.04(a) is declared but not so paid or made, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)         If the Company shall issue to all or substantially all holders of its Common Stock any rights or warrants entitling them for a period of not more than sixty (60) calendar days to subscribe for or purchase shares of the Common Stock, at a price per share less than the Current Market Price of the Common Stock, the Conversion Rate shall be adjusted based on the following formula:

where

CR0	=	the Conversion Rate in effect at the close of business on the Record Date for such distribution;

CR’	=	the Conversion Rate in effect immediately after the Record Date for such distribution;

OS0	=	the number of shares of the Common Stock that are outstanding at the close of business on the Record Date for such distribution;

X	=	the total number of shares of the Common Stock issuable pursuant to such rights or warrants; and

Y	=	the number of shares of the Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the Current Market Price.

Such adjustment shall become effective immediately after the Record Date for such distribution.  In the event that such rights or warrants described in this Section 9.04(b) are not so distributed, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if the Record Date for such distribution had not occurred. To the extent that such rights or warrants are not exercised prior to their expiration or shares of the Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of the Common Stock actually delivered. In determining the aggregate price payable for such shares of the Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration if other than cash to be determined by the Board of Directors.

(c)          If the Company shall distribute shares of its Capital Stock, evidences of its indebtedness or other of its assets or property to all or substantially all holders of its Common Stock, excluding (v) any dividends or distributions referred to in Section 9.04(a); (w) any rights or warrants referred to in Section 9.04(b); (x) any dividends or distributions covered by Section 9.04(d); (y) any dividends and distributions in connection with a Reorganization Event covered by Section 9.05; and (z) any Spin-Off to which the provisions set forth below in this Section 9.04(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, or other assets or property, “Distributed Property”), then, in each such case, the Conversion Rate shall be adjusted based on the following formula:

where

CR0	=	the Conversion Rate in effect at the close of business on the Record Date for such distribution;

CR’	=	the Conversion Rate in effect immediately after the Record Date for such distribution;

SP0	=	the Current Market Price; and

FMV	=	the Fair Market Value, on the Record Date for such distribution, of the Distributed Property, expressed as an amount per share of the Common Stock.

With respect to an adjustment pursuant to this Section 9.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series of, or similar equity interest in, a Subsidiary or other business unit of the Company (a “Spin-Off”), that are, or, when issued, will be, quoted or listed on the New York Stock Exchange, the NASDAQ Global Select Market, NASDAQ Global Market or any other national or regional securities exchange or market, the Conversion Rate will instead be adjusted based on the following formula:

where

CR0	=	the Conversion Rate in effect at the close of business on the Record Date for such dividend or distribution;

CR’	=	the Conversion Rate in effect immediately after the Record Date for such dividend or distribution;

FMV0	=

the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock over the ten (10) consecutive Trading-Day period commencing on, and including, the effective date of the Spin-Off; and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading-Day period commencing on, and including, the effective date of the Spin-Off.

Such adjustment shall become effective immediately after the Record Date for such dividend or distribution.  If such dividend or distribution is not so made, the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

For the purposes of this Section 9.04(c) (and subject in all respects to Section 9.08), rights or warrants distributed by the Company to all holders of its Common Stock entitling them to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (a “Trigger Event”):  (1) are deemed to be transferred with such shares of Common Stock; (2) are not exercisable; and (3) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 9.04(c), (and no adjustment to the Conversion Rate under this Section 9.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 9.04(c).  If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Supplemental Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date of such deemed distribution (in which case the original rights or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders).  In addition, in the event of any distribution or deemed distribution of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 9.04(c) was made, (1) in the case of any such rights or warrants which shall all have been redeemed or purchased without exercise by any Holders thereof, upon such final redemption or repurchase (x) the Conversion Rate shall be readjusted as if such rights or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by holders of Common Stock with respect to such rights or warrants (assuming each such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

For the purposes of this Section 9.04(c) and subsections (a) and (b) of this Section 9.04, any dividend or distribution to which this Section 9.04(c) applies which also includes one or both of:

(A)                              a dividend or distribution of shares of Common Stock to which Section 9.04(a) applies; and

(B)                                a dividend or distribution of rights or warrants to which Section 9.04(b) applies,

then (1) such dividend or distribution, other than the dividend or distribution of shares of Common Stock to which Section 9.04(a) applies and the dividend or distribution of rights or warrants to which Section 9.04(b) applies, shall be deemed to be a dividend or distribution to which this Section 9.04(c) applies and any Conversion Rate adjustment required by this Section 9.04(c) with respect thereto shall then be made, and (2) the dividend or distribution of shares of Common Stock to which Section 9.04(a) applies and the dividend or distribution of shares of

Common Stock to which Section 9.04(b) applies shall be deemed to immediately follow such dividend or distribution to which this Section 9.04(c) applies and any Conversion Rate adjustment required by Section 9.04(a) and Section 9.04(b) with respect thereto shall then be made, except that, if determined by the Company, (I) the “Record Date” of the dividend or distribution of shares of Common Stock to which Section 9.04(a) applies and the dividend or distribution of shares of Common Stock to which Section 9.04(b) applies shall be deemed to be the Record Date of such dividend or distribution to which this Section 9.04(c) applies and (II) any shares of Common Stock included in the dividend or distribution of shares of Common Stock to which Section 9.04(a) applies or the dividend or distribution of shares of Common Stock to which Section 9.04(b) applies shall be deemed not to be “outstanding at the close of business on the Record Date for such dividend or distribution or the effective date of such share split or share combination” within the meaning of Section 9.04(a) or “outstanding at the close of business on the Record Date for such distribution” within the meaning of Section 9.04(b).

(d)         If the Company pays any cash dividend or distribution to all or substantially all holders of its Common Stock, other than a regular, quarterly cash dividend that does not exceed $0.02 (the “Initial Dividend Threshold”), the Conversion Rate shall be adjusted based on the following formula:

where

CR0	=	the Conversion Rate in effect at the close of business on the Record Date for such dividend or distribution;

CR’	=	the Conversion Rate in effect immediately after the Record Date for such dividend or distribution;

SP0	=	the Current Market Price; and

C	=

the amount in cash per share of Common Stock the Company distributes to holders of its Common Stock in excess of the Initial Dividend Threshold; provided that if the dividend or distribution is not a regular, quarterly cash dividend, the Initial Dividend Threshold shall be deemed to be zero.

Such adjustment shall become effective immediately after the Record Date for such dividend or distribution.  In the event that any such dividend or distribution is not so made, the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

The Initial Dividend Threshold shall be adjusted in a manner inversely proportional to adjustments to the Conversion Rate; provided that no adjustment shall be made to the Initial Dividend Threshold for any adjustment made to the Conversion Rate pursuant to this Section 9.04(d).

(e)          If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock subject to the tender offer rules, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day immediately succeeding the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, the Conversion Rate shall be adjusted based on the following formula:

where

CR0	=	the Conversion Rate in effect at the close of business on the Expiration Date;

CR’	=	the Conversion Rate in effect immediately after the Expiration Date;

FMV	=

the Fair Market Value, on the Expiration Date, of the aggregate value of all cash and any other consideration paid or payable for shares validly tendered or exchanged and not withdrawn as of the Expiration Date;

OS’	=	the number of shares of Common Stock outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender offer or exchange offer (the “Expiration Time”);

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Expiration Time; and

SP’	=	the average of the Last Reported Sale Prices of Common Stock over the ten (10) consecutive Trading Day period commencing on the Trading Day immediately following the Expiration Date.

Such adjustment shall become effective immediately prior to the open of business on the Trading Day immediately following the Expiration Date.  In the event the Company or one of its Subsidiaries is obligated to purchase shares of the Common Stock pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary of the Company is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made.  Except as set forth in the preceding sentence, if the application of this clause (e) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 9.04(e).

(f)            Except with respect to a Spin-Off, in cases where the Fair Market Value of assets, debt securities or certain rights, warrants or options to purchase the Company’s securities,

or the amount of the cash dividend or distribution applicable to one share of Common Stock, distributed to all or substantially all stockholders:

(i)                                     equals or exceeds the average Last Reported Sale Prices of Common Stock over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the declaration date for such distribution; or

(ii)                                  such average Last Reported Sale Prices exceeds the Fair Market Value of such assets, debt securities or rights, warrants or options, or the amount of cash so distributed by less than $1.00, rather than being entitled to an adjustment in the Conversion Rate, the Holder of a Note will be entitled to receive upon conversion, in addition to the shares of Common Stock, cash or a combination of cash and shares of Common Stock, the kind and amount of assets, debt securities or rights, warrants or options, or cash comprising the distribution, if any, that such Holder would have received if such Holder had held a number of shares of Common Stock equal to the principal amount of the Notes held, divided by the Conversion Price in effect immediately prior to the Record Date for determining the stockholders entitled to receive the distribution.

(g)         To the extent permitted by applicable law and subject to the applicable rules of the New York Stock Exchange, the Company from time to time may increase the Conversion Rate by any amount for a period of at least twenty (20) Business Days if the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the Company’s best interest, which determination shall be conclusive.  Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to holders of record of the Notes a notice of the increase, which notice will be given at least fifteen (15) calendar days prior to the effectiveness of any such increase, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(h)         In addition, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

(i)             All calculations and other determinations under this Article 9 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share.  No adjustment pursuant to this Section 9.04 shall be made to the Conversion Rate unless such adjustment would require a change of at least 1% in the Conversion Rate then in effect at such time.  However, any adjustments that are less than 1% of the Conversion Rate shall be carried forward and taken into account in any subsequent adjustment, regardless of whether the aggregate adjustment is less than 1% within one year of the first adjustment carried forward, upon a Fundamental Change, upon a Make-Whole Fundamental Change, and on each day beginning with the forty-seventh (47th) Scheduled Trading Day and ending on and including the second (2nd) Scheduled Trading Day prior to the Maturity Date.

(j)             Whenever the Conversion Rate is adjusted as herein provided, the Company will issue a press release containing the relevant information, including, but not limited to, any applicable declaration date, and make this information available on its website.  In addition, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth any applicable declaration date and the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment.  Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect.  Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the Holder of each Note at its last address appearing on the Security Register within twenty (20) calendar days of the effective date of such adjustment.  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(k)          In any case in which this Section 9.04 provides that an adjustment shall become effective immediately after (i) a Record Date for a dividend or distribution described in Section 9.04(a), 9.04(b), 9.04(d), (ii) the effective date for a share split or share combination of the Common Stock described in Section 9.04(a), (iii) a Record Date for the determination of stockholders entitled to receive rights or warrants pursuant to Section 9.04(b), or (iv) the expiration date for any tender or exchange offer pursuant to Section 9.04(e), (each, a “Determination Date”), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the holder of any Notes converted after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of any fractional share pursuant to Section 9.04.  For purposes of this Section 9.04(k), the term “Adjustment Event” shall mean:

(1)                                  in any case referred to in clause (i) hereof, the date any such dividend or distribution is paid or made;

(2)                                  in any case referred to in clause (ii) hereof, the occurrence of such event;

(3)                                  in any case referred to in clause (iii) hereof, the date of expiration of such rights or warrants; and

(4)                                  in any case referred to in clause (iv) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

(l)                         Notwithstanding any of the foregoing clauses in this Section 9.04, the applicable Conversion Rate will not be adjusted pursuant to this Section 9.04 if the Holders of the Notes will participate in the transaction that would otherwise give rise to adjustment pursuant to this Section 9.04 without conversion of such Holder’s Notes on a basis equivalent to a holder of a number of shares of Common Stock equal to the principal amount of the Notes held by the Holder divided by the applicable Conversion Price.  In no event will the Company adjust the

Conversion Rate to the extent that the adjustment would reduce the Conversion Price below the par value per share of Common Stock.  In addition, the applicable Conversion Rate will not be adjusted:

(1)                                  for the issuance of shares of Common Stock, including in connection with satisfaction of the Company’s Conversion Obligation in a combination of cash and shares of Common Stock, or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities;

(2)                                  upon the issuance of any shares of the Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of the Common Stock under any plan;

(3)                                  upon the issuance of any shares of the Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries; or

(4)                                  for a change in the par value of the Common Stock.

(m)                   For purposes of this Section 9.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.  The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

(n)                     Whenever any provision of this Article 9 requires a calculation of a number of shares of Common Stock equal to a sum or an average of the VWAPs or the Last Reported Sale Prices over a span of multiple days, the Company will make appropriate adjustments (determined by the Board of Directors) to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during the period from which the sum or average is to be calculated.

SECTION 9.05.   Effect of Reclassification, Consolidation, Merger or Sale.

(a)                                  In the event of:

(1)                                  any reclassification of the outstanding Common Stock (other than a change in par value or as a result of a share split or share combination to which Section 9.04(a) applies);

(2)                                  any share exchange, consolidation or merger involving the Company; or

(3)                                  any conveyance, transfer, sale, lease or other disposition to another Person of all or substantially all of the Company’s assets,

in which holders of Common Stock received cash, securities or other property (the “Reference Property”) in exchange for such Common Stock (any such event or transaction, a “Reorganization Event”), in each case, the Company or the Successor Company, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) providing that the Notes shall, and the Notes shall, without the consent of any Holder, become convertible based on the type and amount of consideration that the holders of a number of shares of Common Stock equal to the principal amount of Notes divided by the Conversion Price would have received in such Reorganization Event.  If the Reorganization Event causes the Common Stock to be exchanged for more than a single type of consideration (determined based in part upon any form of stockholder election), the Reference Property into which the Notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively made such an election.  In all cases, the provisions under Section 9.02 shall continue to apply with respect to the calculation of the Conversion Obligation and the method of settlement.  The Company hereby agrees not to become a party to any such transaction unless its terms are consistent with the foregoing.  Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as practicable to the adjustments provided for in this Article 9.

(b)                                 The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the Security Register of the Notes maintained by the Security Registrar, within twenty (20) calendar days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

SECTION 9.06.   Certain Covenants.    (a)                        The Company shall, prior to the issuance of any Notes hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock or shares of Common Stock held in treasury, a sufficient number of shares of Common Stock, free of preemptive rights, to permit the conversion of the Notes.

(b)         The Company covenants that all shares of Common Stock issued upon conversion of Notes will be duly and validly issued and fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

(c)          The Company shall endeavor promptly to comply with all federal and state securities laws regulating the issuance and delivery of shares of Common Stock upon the conversion of Notes, if any, and shall cause to have listed or quoted and shall keep listed or quoted all such shares of Common Stock on each U.S. national securities exchange or automatic quotation system or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

SECTION 9.07.   Notice to Holders Prior to Certain Actions.  Except where notice is required pursuant to Section 9.01, in case:

(a)          the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 9.04; or

(b)         the Company shall authorize the granting to all or substantially all of the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants that would require an adjustment in the Conversion Rate pursuant to Section 9.04; or

(c)          of any reclassification of the Common Stock of the Company (other than a share split or share combination of its outstanding Common Stock, or a change in par value), or of any share exchange, consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance, transfer, sale, lease or other disposition of all or substantially all of the consolidated assets of the Company; or

(d)         of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be filed with the Trustee and to be mailed to each Holder at its address appearing on the Security Register, as promptly as possible but in any event at least twenty (20) calendar days prior to the applicable date hereinafter specified, a notice stating (x) the declaration date of the dividend or other distribution, (y) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (z) the date on which such reclassification, share exchange, consolidation, merger, conveyance, transfer, sale, lease or other disposition, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

SECTION 9.08.   Stockholder Rights Plans.  If the rights provided for in any rights plan adopted by the Company have not separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement, upon conversion of Notes, the converting Holder will receive, in addition to shares of Common Stock, if any, the rights under the applicable stockholders rights agreement.  If such rights have separated from the Common Stock, the Conversion Rate will be adjusted as provided in Section 9.04(c) at the time of separation as if the Company distributed to all holders of the Common Stock, shares of the Company’s Capital Stock, evidences of indebtedness or assets, subject to readjustment in the event of the expiration, termination or redemption of such rights.

SECTION 9.09.   Responsibility of Trustee.  The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine the Conversion Rate or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same.  The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto.  Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 9.  Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 9.05 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of the Notes upon the conversion of their Notes after any event referred to in such Section 9.05 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 8.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.  Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by Section 9.01 has occurred that makes the Notes eligible for conversion or no longer eligible therefor until the Company has delivered to the Trustee and the Conversion Agent the notices referred to in Section 9.01 with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Conversion Agent immediately after the occurrence of any such event or at such other times as shall be provided for in Section 9.01.

ARTICLE 10

Inapplicable Provisions of the Original Indenture

SECTION 10.01.   Limitation Upon Mortgages.  The provisions of Section 10.4 of the Original Indenture shall not apply to the Notes.

SECTION 10.02.   Limitation Upon Sale and Leaseback Transactions.  The provisions of Section 10.5 of the Original Indenture shall not apply to the Notes.

ARTICLE 11

Miscellaneous

SECTION 11.01.   Trust Indenture Act Controls.  This Supplemental Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act. If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision hereof or the Original Indenture that is required to be included in an indenture qualified under the Trust Indenture Act, the required provision shall control.

SECTION 11.02.   Communication by Holders with Other Holders.  Holders may communicate pursuant to Trust Indenture Act § 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Company, the Trustee, the Security Registrar and anyone else shall have the protection of Trust Indenture Act § 312(c).

SECTION 11.03.   Rules by Trustee, Paying Agent and Security Registrar.  The Trustee may make reasonable rules for action by or a meeting of Holders.  The Security Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 11.04.   GOVERNING LAW.  THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 11.05.   No Recourse Against Others.  No director, officer, employee, incorporator, stockholder or partner of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release shall be part of the consideration for the issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

SECTION 11.06.   Multiple Originals.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Supplemental Indenture.

SECTION 11.07.   Severability Clause.  In case any provision in the Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 11.08.   Calculations.  Except as otherwise provided in this Supplemental Indenture, the Company will be responsible for making all calculations called for under the Indenture and the Notes. The Company will make all such calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders.  The Company upon request will provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will deliver a copy of such schedule to any Holder upon the request of such Holder.

SECTION 11.09.   Recitals.  The recitals herein are deemed to be those of the Company and not of the Trustee.

SECTION 11.10.   Ratification of Original Indenture.  The Original Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this

Supplemental Indenture shall be deemed part of the Original Indenture in the manner and to the extent herein and therein provided.

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

TEXTRON INC.,
as Issuer

By:	/s/ Mary F. Lovejoy
Name: Mary F. Lovejoy
Title: Vice President & Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee,

By:	/s/ Vaneta I. Bernard
Name: Vaneta I. Bernard
Title: Vice President

EXHIBIT A

[FORM OF FACE OF NOTE]

[Global Note Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No.	Initially $[ ]

4.50% Convertible Senior Note due 2013

CUSIP No.: 883203 BN0
ISIN:  US883203BN06

TEXTRON INC., a Delaware corporation, promises to pay to [CEDE & CO.](1), or its registered assigns, the principal sum of [            ] MILLION DOLLARS ($            ) [(or such lesser principal amount as shall be specified in the “Schedule of Exchanges of Securities” attached hereto)](2), on May 1, 2013, and to pay interest thereon from May 5, 2009, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 1 and November 1 of each year, commencing on November 1, 2009, at the rate of 4.50% per annum, until the principal hereof is paid or made available for payment or converted.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at 5:00 p.m., New York City time, on the Regular Record Date for such interest, which shall be April 15 or October 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

Interest on the Notes for a Full Interest Period will be computed on the basis of a three hundred sixty (360)-day year comprised of twelve (12) thirty (30)-day months.  Interest on the Notes for any period other than a Full Interest Period will be computed on the basis of the actual number of days elapsed during the period and a three hundred sixty-five (365)-day year. If an Interest Payment Date is not a Business Day, payment shall instead be made on the next succeeding Business Day, and no additional interest shall accrue thereon.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control.  This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture (as defined on the reverse hereof) or be valid or obligatory for any purpose.

(1)                                  Use bracketed language only if Global Note.

Dated:

TEXTRON INC.,
as Issuer

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF
  AUTHENTICATION

This is one of the Notes of the series designated herein referred to in the within-mentioned Indenture

Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF NOTE]

4.50% Convertible Senior Note due 2013

TEXTRON INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), issued this Note under an Indenture dated as of September 10, 1999 (herein called the “Original Indenture”), as supplemented by the Supplemental Indenture dated as of May 5, 2009 (herein called the “Supplemental Indenture” and the Original Indenture, as supplemented by the Supplemental Indenture, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York, herein called the “Trustee”), as Trustee, to which reference is hereby made for a statement of the respective rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders and of the terms upon which the Notes are, and are to be, authorized and delivered.  All terms used in this Note that are defined in the Indenture shall have the meaning assigned to them in the Indenture.

1.                                       Method of Payment

The Company will pay interest on the Notes (except Defaulted Interest, which will be payable as provided in Section 3.7 of the Original Indenture) to the Persons who are registered holders of Notes at 5:00 p.m., New York City time, on the April 15 and October 15 next preceding the Interest Payment Date even if Notes are canceled after the Regular Record Date and on or before the Interest Payment Date, except as otherwise provided in the Indenture. Holders must surrender Notes to a Paying Agent to collect principal payments.  The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.

The Company shall pay interest on:

(i)  any Global Notes by wire transfer of immediately available funds to the account of the Depositary or its nominee;

(ii)  any Notes in certificated form having a principal amount of less than $5,000,000, by check mailed to the address of the Person entitled thereto as it appears in the Security Register; provided, however, on the Maturity Date, interest will be payable as described in Section 2.03(b) of the Supplemental Indenture; and

(iii)  any Notes in certificated form having a principal amount of $5,000,000 or more, by wire transfer in immediately available funds at the election of the Holders of such Notes duly delivered to the Trustee at least five (5) Business Days prior to the relevant Interest Payment Date; provided, however, on the Maturity Date, interest will be payable as described in Section 2.03(b) of the Supplemental Indenture.

2.                                       Paying Agent, Security Registrar, Conversion Agent and Bid Solicitation Agent

Initially, the Trustee will act as Paying Agent, Security Registrar, Conversion Agent and Bid Solicitation Agent.  The Company may appoint and change any Paying Agent,

Security Registrar or co-registrar, Conversion Agent or Bid Solicitation Agent without notice.  The Company may act as Paying Agent, Security Registrar or co-registrar.

3.                                       Sinking Fund and Redemption

The Notes are not subject to the provisions of Articles XI or XII of the Original Indenture.

4.                                       Repurchase of Notes at the Option of Holders

If there shall occur a Fundamental Change at any time prior to the Maturity Date, then each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash any or all of such Holder’s Notes in accordance with the terms of the Indenture.

5.                                       Conversion

Subject to and upon compliance with the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture and prior to 5:00 p.m. (New York City time) on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or multiples thereof at a Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture, upon surrender of this Note, together with a Conversion Notice as provided in the Indenture and this Note, to the Company at the office or agency of the Company maintained for that purpose in New York City and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or by its duly authorized attorney.  Except as provided in the Supplemental Indenture, the Company may elect to pay or deliver, as the case may be, shares of its Common Stock, cash or a combination of cash and shares of Common Stock in respect of the Conversion Obligation upon conversion of any Notes.  The Company may elect, in accordance with the Indenture, a different settlement method pursuant to the terms of the Indenture.  If, in respect of any conversion, the Company has not previously made an election with respect to the settlement method it chooses in respect of any Conversion Obligation upon conversion of any Notes and does not timely make such an election, the Company shall be deemed to have elected to settle such conversion in the manner set forth in Section 9.01(b)(3) of the Supplemental Indenture with a Fixed Dollar Amount equal to $1,000 per $1,000 principal amount of Notes. The initial Conversion Rate shall be 76.1905 shares of Common Stock for each $1,000 principal amount of Notes.  No fractional shares of Common Stock will be issued upon conversion of any Note or Notes, but instead cash will be paid to the Holder as provided in Section 9.02(i) of the Supplemental Indenture.  No adjustment shall be made for dividends or any shares issued upon conversion of such Note except as provided in the Indenture.

6.                                       Denominations, Transfer, Exchange

The Notes are in Global Form without coupons in denominations of $1,000 and whole multiples of $1,000.  A Holder may transfer or exchange Notes in accordance with the Indenture.  Upon any transfer or exchange, the Security Registrar and the Trustee may require a

Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.

7.                                       Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

8.                                       Unclaimed Money

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest and any shares of Common Stock or other property due in respect of converted Notes that remains unclaimed for two years, and, thereafter, Holders entitled to the money or securities must look to the Company for payment as general creditors.

9.                                       Amendment, Waiver

Subject to certain exceptions, the Indenture contains provisions permitting an amendment of the Indenture or the Notes with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes and the waiver of any Event of Default or noncompliance with any provision with the written consent of the Holders of a majority in principal amount of the then outstanding Notes.

In addition, the Indenture permits an amendment of the Indenture or the Notes without the consent of any Holder under circumstances specified in the Indenture.

10.                                 Defaults and Remedies

Under certain circumstances specified in the Indenture, after a declaration of acceleration with respect to the Notes, the Holders of a majority in principal amount of the Outstanding Notes may rescind and annul such declaration with respect to the Notes and its consequences.

Subject to certain conditions in the Indenture, the Holders of not less than a majority in principal amount of the Notes then Outstanding may, on behalf of the Holders of all the Notes, waive certain past Defaults under the Indenture and its consequences.

11.                                 Trustee Dealings with the Company

Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

12.                                 No Recourse Against Others

No director, officer, employee, incorporator, stockholder or partner of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release shall be part of the consideration for the issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

13.                                 Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

14.                                 Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

15.                                 GOVERNING LAW

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

16.                                 CUSIP and ISIN Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes and has directed the Trustee to use CUSIP and ISIN numbers in notices of repurchase as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of repurchase and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

SCHEDULE A

SCHEDULES OF EXCHANGES OF SECURITIES

TEXTRON INC.

4.50% Convertible Senior Notes due 2013

The initial principal amount of this Global Security is [                      ] DOLLARS ($[                  ]).  The following, exchanges, purchases or conversion of a part of this Global Security have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

EXHIBIT B

[FORM OF CONVERSION NOTICE]

TO:	TEXTRON INC.
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated in accordance with the terms of the Indenture referred to in this Note, and directs that the shares of Common Stock, cash or a combination of cash and shares of Common Stock deliverable or payable upon such conversion and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below.  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.  If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto.  Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

B-1

Fill in the registration of shares of Common Stock, if any, if to be issued, and Notes if to be delivered, and the person to whom cash, if any, and payment for fractional shares is to be made, if to be made, other than to and in the name of the registered holder:

Please print name and address

(Name)

(Street Address)

(City, State and Zip Code)

Principal amount to be converted
(if less than all):

$

Social Security or Other Taxpayer
Identification Number:

NOTICE:  The signature on this Conversion Notice must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

B-2

EXHIBIT C

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

TO:	TEXTRON INC.
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from Textron Inc. (the “Company”) describing the right of Holders to elect to require the Company to repurchase the Notes and requests and instructs the Company to pay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date to the registered holder hereof; provided, however, that if the Fundamental Change Repurchase Date falls after a Regular Record Date and on or prior to the Interest Payment Date to which it relates, the Company will instead pay the full amount of accrued and unpaid interest payable on such Interest Payment Date to the holder of record on the close of business on the corresponding Regular Record Date and the Company will pay only 100% of the principal amount of the Notes to be repurchased to the Holder surrendering this Note for repurchase.  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.  The Notes shall be repurchased by the Company as of the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Indenture.

Dated:

Signature(s):

NOTICE:  The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

Notes Certificate Number (if applicable):

Principal amount to be repurchased (if less than all, must be $1,000 or whole multiples thereof):

Social Security or Other Taxpayer Identification Number:

C-1

EXHIBIT D

[FORM OF ASSIGNMENT]

For value received                                                                                  hereby sell(s) assign(s) and transfer(s) unto                                                                        (Please insert social security or other Taxpayer Identification Number of assignee) the within Notes, and hereby irrevocably constitutes and appoints                                                                              attorney to transfer said Notes on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

NOTICE:  The signature on this Assignment must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

D-1